UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Water Pik Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Water Pik Technologies, Inc.

Updated Information Concerning Participants

The employees of Water Pik Technologies, Inc. (the “Company”) named below may also be deemed to be “Participants” on behalf of the Company in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2004 Annual Meeting of Stockholders.  The principal business address of each is that of the Company, 23 Corporate Plaza, Suite 246, Newport Beach, California 92660.  The interests of each are also listed below.

Richard P. Bisson

Vice President, Operations

Michel M. Bream

Director, Legal Services

Theresa Hope-Reese

Vice President, Human Resources

Robert J. Rasp

Vice President and General Manager, Pool Products and Heating Systems

Robert A. Shortt

Executive Vice President, Sales, Marketing and Business Development

Information Regarding Ownership of the Company’s Securities by Participants

As of April 27, 2004, Mr. Bisson owns 130,703 shares of which 81,141 are shares that may be acquired by exercise of employee stock options exercisable within 60 days, and 76,825 shares were purchased through loans under the Company’s Stock Acquisition and Retention Program (“SARP”); Ms. Bream owns 768 shares of which 0 are shares that may be acquired by exercise of employee stock options exercisable within 60 days; Ms. Hope-Reese owns 102,149 shares of which 60,246 are shares that may be acquired by exercise of employee stock options exercisable within 60 days, and 49,751 shares were purchased through loans under the Company’s SARP; Mr. Rasp owns 184,851 shares of which 122,189 are shares that may be acquired by exercise of employee stock options exercisable within 60 days, 1,148 shares of which are held by Mr. Rasp in the Company’s 401(k) plan, and 89,664 shares were purchased through loans under the Company’s SARP; and Mr. Shortt owns 156,704 shares of which 42,801 are shares that may be acquired by exercise of employee stock options exercisable within 60 days, and 126,932 shares were purchased through loans under the Company’s SARP.  With regard to Messrs. Bisson, Rasp and Short, see also the “Stock Ownership Information” section of the Company’s Proxy Statement filed March 26, 2004 (the “Proxy”), for additional information; and with regard to the foregoing individuals and Ms. Hope-Reese, see also “Certain Relationships and Related Transactions with the Company” section of the Company’s Proxy.

Information Regarding Transactions in the Company’s Stock by Participants

The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the Participants during the past two years.

Name

Date

Nature of Transaction

Number of Shares

Richard P. Bisson	10-23-03 10-31-03	Disposed(1) Disposed(2)	63,666 2,009

Michel M. Bream	01-01-02 to 04-23-04 08-05-02 to 04-23-04 04-22-04 04-22-04 04-23-04 04-23-04	Acquired(3) Acquired(5) Acquired(6) Disposed(7) Acquired(6) Disposed(7)	491 277 500 500 2,500 2,500	(4)

Theresa Hope-Reese	03/16/04 04/08/04	Disposed(1) Disposed(1)	17,491 15,232

Robert J. Rasp	01/29/02 02/12/02 02/12/02 02/20/02 08/14/03 08/18/03 10/23/03 10/30/03 02/13/04 04/22/04	Acquired(8) Acquired(9) Acquired(10) Disposed(7) Disposed(7) Disposed(7) Disposed(1) Disposed(2) Disposed(7) Disposed(7)	3,406 16,054 8,027 10,216 164 1,600 75,614 2,188 3,266 3,160

Robert A. Shortt	02/12/02 02/12/02 02/02/04 02/02/04 02/03/04 02/03/04 04/20/04 04/20/04 04/22/04	Acquired(9) Acquired(10) Acquired(6) Disposed(7) Acquired(6) Disposed(7) Acquired(6) Disposed(7) Disposed(1)	27,828 13,914 28,300 28,300 21,700 21,700 12,500 12,500 89,995

(1)          Shares tendered to Water Pik Technologies, Inc. to repay loans issued pursuant to SARP.

(2)          Open market sale (related to SARP sale).

(3)          Open market purchases on an approximate weekly basis in connection with the Company’s Retirement (401(k)) Plan at the rate of between approximately .7 to 4.5 shares per week.

(4)          The total number of shares represented includes the Company’s matching and basic contributions.

(5)          Open market purchases on an approximate monthly basis in connection with the Company’s Employee Stock Purchase Plan at the rate of between approximately 10 to 20 shares per month.

(6)          Exercise of employee stock options.

(7)          Open market sale.

(8)          Shares acquired under 1999 Incentive Plan to fulfill obligations under terminated ATI Performance Share Program, pursuant to the terms of the Employee Benefits Agreement between Company and ATI.

(9)          Acquired shares under SARP under the Company’s Employee Stock Purchase Plan.

(10)    Shares awarded pursuant to SARP under the Company’s Employee Stock Purchase Plan.

None of the individuals listed above (i) has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), (ii) is, or was within the past year, a party to any contracts, arrangements or understandings with any person with respect to any of our securities, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies or (iii) to our knowledge, has, directly or through an associate, any arrangement or understanding with any person with respect to future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be party.

Except as described under “Certain Relationships and Related Transactions with the Company” in this Proxy Statement, none of the individuals listed above has any material interest, direct or indirect, in any transaction which has occurred since January 1, 2003 or any currently proposed transaction, or series of similar transactions, to which we or any of our affiliates was or is to be a party and in which the amount involved exceeds $60,000.

Additional Information

Water Pik Technologies, Inc. has filed with the Securities and Exchange Commission (“SEC”) its definitive proxy materials for the 2004 Annual Meeting of Stockholders. These materials contain important information concerning the matters to be acted upon at the 2004 Annual Meeting, the position of the Board of Directors with respect to those matters and the participants in the solicitation of proxies for that meeting.

Investors are urged to read the Company’s proxy statement and additional solicitation materials and other relevant documents filed with the SEC by the Company because they contain important information.  Investors may obtain the Company’s SEC filings free of charge at the SEC’s website (www.sec.gov).  In addition, documents filed with the SEC by the Company are available free of charge at the “Investors/Corporate Information” section of Water Pik’s website (www.waterpik.com) or by contacting Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246, Newport Beach, California 92660, (949) 719-3700.